UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: February 18, 2015

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notification of Failure to Satisfy a Continued Listing Rule or Standard

On February 19, 2015, Axion Power International, Inc. (the “Company”) received a written notification from the Nasdaq Stock Market LLC that it did not meet the $1.00 minimum bid requirement from January 5, 2015 to February 18, 2015 under Nasdaq Listing Rule 5550(a)(2) which requires the Company to maintain a minimum bid price of at least $1.00 for at least one trading day during any consecutive 30 trading day period.

The notification does not result in the immediate delisting of the Company's common stock, and its common stock will continue to trade uninterrupted on the Nasdaq Capital Market.

The Company has been provided with a 180 calendar day period, or until August 18, 2015, to regain compliance with this requirement. To regain compliance with the minimum bid price requirement, the Company must have a closing bid price of at least $1 per share for a minimum of ten consecutive business days during this compliance period.

In the event that the Company does not regain compliance within this period, it may be eligible for additional time to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publically held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the closing bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible for additional time to regain compliance, the Company's common stock will be subject to delisting by Nasdaq. The Company may still appeal Nasdaq's determination to delist its common stock, and during any appeal process, the Company's common stock would continue to trade on the Nasdaq Capital Market.

The Company is currently looking at all of the options available with respect to regaining such compliance.

ITEM 5.02  Board of Directors Committee Appointments

The Board of Directors of the Company appointed directors to the following committees on February 18, 2015. All directors appointed to the Committees meet the definition of independence as set forth in the Nasdaq rules, and the directors appointed to the Audit Committee meet the additional definition of “independent” as set forth in Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended.

Committee Name	Chairman	Members
Audit Committee	Richard Bogen	D. Walker Wainwright and Michael Kishinevsky
Compensation Committee	D. Walker Wainwright	Donald Farley and Richard Bogen
Nominating Committee	Michael Kishinevsky	Richard Bogen and D. Walker Wainwright

ITEM 8.01 Other Events.

The period for the “cashless exercise” of the Company’s Series B Warrants, as set forth in Section 3.3.2.1 of the related Warrant Agreement, dated October 24, 2015, which provides for further cashless exercise of these Series B Warrants upon a market price for the Company’s common stock of less than $3.25 per share commenced on February 22, 2015, and will continue through the 15 month anniversary of the date of the Warrant Agreement. These shares will be issued in exchange for previously issued securities in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2015

Axion Power International, Inc.

By:	/s/ Charles R. Trego
Charles R. Trego
Chief Financial Officer